EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 21, 1997 relating to the consolidated financial statements of Saliva Diagnostic Systems, Inc. and subsidiaries, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                        /s/ Hollander, Gilbert & Co.

                                        Hollander, Gilbert & Co.

Los Angeles
May 8, 1997